Exhibit 23.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ElectraMeccanica Vehicles Corp.

We consent to the incorporation by reference in the Registration Statements (No. 333-229562 and No. 333-257292) on Form F-3 and (No. 333-249321) on Form S-8 of our report dated April 17, 2023 on the consolidated financial statements of ElectraMeccanica Vehicles Corp. (the “Entity”) which comprise the consolidated balance sheets as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively the “consolidated financial statements”) which appears in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2022.

/s/ KPMG LLP

Chartered Professional Accountants

April 17, 2023

Vancouver, Canada